ASSIGNMENT AND ACCEPTANCE AGREEMENT



          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and

Acceptance") dated as of May 30, 1997 is made between "), Bank of America

National Trust and Savings Association (the "Assignor") and ABN AMRO Bank

N.V., San Francisco International Branch (the "Assignee").


                                 RECITALS


          WHEREAS, the Assignor is party to that certain Credit Agreement dated as of May 24, 1995 (as amended, amended and restated, modified, supplemented or renewed, the "Agreement") among Optical Coating Laboratory,

Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"), and Bank of America National

Trust and Savings Association as letter of credit issuing bank (in such capacity, the "Issuing Bank"). Any terms defined in the Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Agreement;

          WHEREAS, as provided under the Agreement, the Assignor has committed to making Revolving Loans to the Company in an aggregate amount


                                     - 1 -
not to exceed $13,333,333.33 (the "Assignor's Revolving Commitment"), and

made a Term Loan to the Company, the remaining principal amount of which is $8,000,000.00 (the "Assignor's Term Commitment") as of the date hereof (the

Assignor's Revolving Commitment and the Assignor's Term Commitment are collectively referred to as the "Commitment" and the Revolving Loans and the Term Loan are collectively referred to as the "Loans");


          WHEREAS, no Revolving Loans are outstanding under the Agreement and the outstanding principal amount of the Assignor's Term Loan is $8,000,000;

          WHEREAS, the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $275,952.47 (the "L/C Obligations; and


          WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Loans and L/C Obligations, in an amount equal to $5,000,000 (the "Assigned Amount") (of which $3,125,000 pertains to the Revolving

Commitment of the Assignor ($64,676.36 of which, as a subfacility, pertains to the L/C Obligations of the Assignor) and of which $1,875,000 pertains to the Term Loan of the Assignor) on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                                     - 2 -

     1.   Assignment and Acceptance


            Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) 23.4375% (the "Assignee's Percentage Share") of (A) the Commitment, the Loans and the L/C

Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Agreement and the Loan Documents. In this connection, the Assignor hereby sells, transfers, and assigns and the Assignee hereby purchases, assumes, and undertakes:

     With respect to the Assignor's Term Loan and Term Commitment:


     $1,875,000 of the outstanding amount of the Assignor's Term Loan and 23.4375% of the Assignor's Term Commitment (disbursed amount)

     With respect to the Assignor's Revolving Loans and Revolving

     Commitment:


     $0.00 of the outstanding amount of the Assignor's Revolving Loans and 23.4375% of the Assignor's Revolving Commitment (disbursed and undisbursed, including $64,676.36 of the outstanding amount of the Assignor's L/C Obligations).



                                     - 3 -
            With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount (allocated as set forth in subsection (a) of this Section with respect to the Assignor's Term Loan, the Assignor's Term Commitment, the Assignor's Revolving Loans, the Assignor's Revolving Commitment, and the Assignor's L/C Obligations. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount (as set forth in subsection (a) of this Section with respect to the Assignor's Term Commitment and the Assignor's Revolving Commitment and the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Article IV or Sections 11.04 and 11.05 of the Agreement to the extent such rights relate to the time prior to the Effective Date.


            After giving effect to the assignment and assumption set forth herein, on the Effective Date:

                 the Assignee's Commitment will be $5,000,000, of which:

     With respect to the Assignee's Term Commitment:



                                     - 4 -
     $1,875,000 pertains to Term Commitment (the outstanding principal balance of Term Loan);

     With respect to the Assignee's Revolving Commitment:


     $3,125,000 pertains to the Revolving Commitment (disbursed and undisbursed).

                 the Assignor's Commitment will be $16,333,333.33, of which:

     With respect to the Assignor's Term Commitment:


     $6,125,000.00 pertains to Term Commitment (the outstanding principal balance of Term Loan);


     With respect to the Assignor's Revolving Commitment:


     $10,208,333.33 pertains to the Revolving Commitment (disbursed and undisbursed).

       Payments.


            As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $1,875,000, representing the Assignee's Pro Rata Share of the principal amount of all Loans.


                                     - 5 -
            The Assignee further agrees to pay to the Agent on the Effective Date a processing fee in the amount of $1,500.

       Reallocation of Payments.


          Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, the Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount and assigned interest in the Loans and L/C Obligations shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

       Independent Credit Decision.


          The Assignee (a) acknowledges that it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the

Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.


                                     - 6 -
       Effective Date; Notices.


            As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be May 30, 1997 (the "Effective

Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                 this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                 the consent of the Company, the Issuing Bank, and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under subsection 11.08(a) of the Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                 the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                 the Assignee shall have otherwise complied with Section

11.08 of the Agreement;


                 the processing fee referred to in Section 2(b) hereof shall have been paid to the Agent; and

                 the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Agreement (if such


                                     - 7 -
agreement exists).


            Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, the Issuing Bank and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.


       Agent.


            The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Agreement.

            The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Agreement.

       Withholding Tax.


          The Assignee (a) represents and warrants to the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder or under the Agreement, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder or under the Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits

                                     - 8 -
of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

       Representations and Warranties.


            The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
(ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder;
(iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this
          Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or


                                     - 9 -
affecting creditors' rights and to general equitable principles.

           The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Agreement or any other instrument or document furnished in connection therewith.

           The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

                                     - 10 -

       Further Assurances.


          The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.


       Miscellaneous.


            Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            All payments made hereunder shall be made without any set-off or counterclaim.

            The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.




                                     - 11 -
            This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                     - 12 -

By:
Name:
Title:

Address:

Credit Products #3838
555 California Street, 41st Floor
San Francisco, CA  94104-1502
Attention:  Maria Vickroy-Peralta, VP


ASSIGNEE:


ABN AMRO Bank N.V.,
San Francisco International Branch

By:
Name:
Title:
By:
Name:
Title:

Address:

101 California Street, Suite 4550
San Francisco, CA  94111-5812
Attention:  Bradford H. Leahy

                                SCHEDULE 1

                                     - 13 -

                    NOTICE OF ASSIGNMENT AND ACCEPTANCE



                               May 30, 1997


Bank of America National Trust
   and Savings Association, as Agent
Credit Products #3838
555 California Street, 41st Floor
San Francisco, CA  94104-1502
Attention:  Maria Vickroy-Peralta, VP

Bank of America National Trust
   and Savings Association, as Issuing Bank
International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017

Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, CA  95407-7397

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of May 24, 1995 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Agreement") among Optical Coating Laboratory, Inc. (the "Company"), the Banks referred to therein, Bank of America National Trust and Savings

                                     - 14 -
Association, as agent for the Banks (the "Agent"), and Bank of America

National Trust and Savings Association as letter of credit issuing bank (in such capacity, the "Issuing Bank"). Terms defined in the Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by Bank of America National Trust and Savings Association (the "Assignor") to ABN AMRO Bank N.V., San Francisco International Branch (the

"Assignee") of 23.4375% of the right, title and interest of the Assignor in and to the Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment, the Assignor's Commitment is $21,333,333.33 (consisting of the Assignor's Revolving Commitment of $13,333,333.33 (under which, pursuant to a subfacility, its participation in L/C Obligations is $275,952.47) and the aggregate amount of its outstanding Loans is $8,000,000, consisting of $8,000,000 in its Term Loan and $0.00 of Revolving Loans).


     2. The Assignee agrees that, upon receiving the consent of the Agent, the Issuing Bank, and, if applicable, Optical Coating Laboratory, Inc. to such assignment, the Assignee will be bound by the terms of the Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Agreement.

     3.   The following administrative details apply to the Assignee:

                                     - 15 -

          (A)  Notice Address:

                  Assignee name:      ABN AMRO Bank N.V.,
                                      San Francisco International Branch
                  Address:            101 California Street, Suite 4550
                                      San Francisco, CA  94111-5812
                                      Attention:  Bradford H. Leahy
                  Telephone:          415-984-3729
                  Telecopier:         415-362-3524
                  Telex
                  (Answerback:        278137 (ABNSF UR)

          (B)  Payment Instructions:

                  ABN AMRO BANK N.V.
                  New York, NY
                  FED ABA #           026009580
                  For Credit to:      ABN AMRO N.V. San Francisco
                  Account No.:        6510010545-41
                  Reference:          OPTICAL COATING LABORATORY
                  Attention:          Gloria Lee

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.


                       [SIGNATURES ON FOLLOWING PAGE]




                                     - 16 -
     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

ASSIGNOR:                               ASSIGNEE:


BANK OF AMERICA NATIONAL TRUST AND      ABN AMRO BANK N.V.,
SAVINGS ASSOCIATION                     San Francisco International Branch

By:                                     By:
Name:                                   Name:
Title:   Vice President                 Title:
                                        By:
                                        Name:
                                        Title:













                                     - 17 -

ASSIGNMENT ACKNOWLEDGED AND

CONSENTED TO:

                                          BANK OF AMERICA NATIONAL TRUST
OPTICAL COATING LABORATORY, INC.          AND SAVINGS ASSOCIATION,
                                               as Agent
By:
Name:                                     By:
Title:                                    Name:
                                          Title:  Vice President
By:
Name:
Title:



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
     as Issuing Bank

By:
Name:
Title:  Vice President








                                     - 18 -